UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                                                     Date of Report (Date of earliest event reported) — October 2, 2008
_________________________

BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

                                              __________________________

New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

    As previously reported by Current Report on Form 8-K dated October 7, 2008, on October 2, 2008, pursuant to the terms of a stock purchase agreement, dated as of September 2, 2008 (the “Purchase Agreement”), by and among Broadpoint Securities Group, Inc. (the “Company”), American Technology Research Holdings, Inc., a Delaware corporation (“AmTech”), and the sellers named as parties to the Purchase Agreement, the Company completed its acquisition of all of the issued and outstanding shares of common stock, par value $0.01 per share, of AmTech (the “AmTech Common Stock”) held by the Sellers and the cancellation of all outstanding options to purchase AmTech Common Stock held by the Sellers.

    Below is selected financial information with respect to AmTech.

	Year ended December 31, 2006	Year ended December 31, 2007	Nine Months ended September 30, 2008
			(unaudited)
	(in millions)	(in millions)	(in millions)

Revenue	$23.6	$27.5	$22.5
Income before income taxes	2.9	3.1	3.0

    The Company has determined that the financial statements of AmTech and pro forma financial information with respect to the acquisition are not required to be filed pursuant to the requirements of the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.
By:	/s/ Robert I. Turner
Name: Robert I. Turner
Title: Chief Financial Officer

Dated: December 12, 2008